UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2006

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.04

TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 2.04

TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

This Form 8-K/A amends and restates the Form 8-K filed by Salem Communications Corporation (the “Corporation”) on June 6, 2006 to correct the amount of the loss to be reported from the early redemption of its outstanding 9% Senior Subordinated Notes due July 2011 (the “9% Notes”) which, due to a clerical error, was incorrectly originally reported as $6.7 million rather than the correct amount of $3.6 million.  A copy of the press release reflecting this correction is also attached hereto as an exhibit.

On June 6, 2006, the Corporation announced its election to redeem, on July 6, 2006 (the “Redemption Date”), the remainder of its 9% Notes issued through its wholly-owned subsidiary Salem Communications Holding Corporation (“HoldCo”).  The 9% Notes were issued pursuant to the terms of an Indenture Agreement dated June 25, 2001.  The 9% Notes shall be redeemed by HoldCo at a redemption price equal to 104.5% of the principal amount outstanding, $94.0 million, plus any accrued and unpaid interest, if any, to the Redemption Date.  The Corporation will report a loss of approximately $3.6 million from this early redemption.  A copy of the Corporation’s press release dated June 6, 2006, regarding this redemption is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated June 6, 2006, of Salem Communications Corporation regarding the early redemption of $94.0 of 9% Senior Subordinated Notes [corrected]

  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: June 6, 2006	By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President - Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated June 6, 2006, of Salem Communications Corporation regarding the early redemption of $94.0 of 9% Senior Subordinated Notes [corrected]

EXHIBIT 99.1

CORRECTION: From release issued 6/06/06 - 5:30 pm U.S. ET (2:30 pm U.S. PT)

Salem Communications Announces Redemption of $94.0 Million of 9% Senior Subordinated Notes

CAMARILLO, CA, June 06, 2006 -- Salem Communications Corporation (NASDAQ: SALM), a leading U.S. radio broadcaster, Internet content provider and magazine publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced that Salem Communications Holding Corporation, a wholly-owned subsidiary, has given notice to redeem the remainder of its outstanding 9% senior subordinated notes due July 2011.  This redemption will occur on July 6, 2006 at a redemption price, as set forth in the notes, of 104.5% of the principal amount outstanding, $94.0 million.  Salem will report a loss of approximately $3.6 million resulting from this early redemption.

In addition to its radio properties, Salem Communications owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 104 radio stations, including 66 stations in 24 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem's radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.